THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE EXERCISED WITHOUT REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM.

ANY PERSON EXERCISING THIS WARRANT WILL BE REQUIRED TO GIVE EITHER AN OPINION OF COUNSEL TO THE EFFECT THAT THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.

                                             EXERCISABLE ON OR BEFORE
                                   5:00 P.M., NEW YORK TIME, FEBRUARY ___, 2003
      No.  W-                                        Warrants
                                                WARRANT CERTIFICATE
         This         Warrant         Certificate         certifies         that
      __________________________________   or   registered   assigns,   is   the
      registered holder of _________ Warrants to purchase initially, at any time from RTI Inc., a New York corporation until 5:00 P.M. New York time on February ___, 2003 ("Expiration Date"), one (1) share (individually a "Share," collectively "Shares") of Common Stock, $.08 par value, of RTI Inc., a New York corporation ("Company"), per warrant, at the initial exercise price of $4.50 per Share ("Exercise Price") subject to adjustment in certain events, upon surrender of this warrant Certificate and payment of the Exercise Price at the principal offices of the Company (presently located at 300 Antone Rd., Sunland Park, NM, 88063). Payment of the Exercise Price shall be made by certified or official bank check payable to the order of the Company.

                 No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                 Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the Shares, the registered holder of this Warrant Certificate ("Holder") shall be entitled to receive a certificate or certificates for the shares of Common Stock. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock). In case of purchase of less than all of the securities purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the securities purchasable thereunder.

                 For the purpose of this Warrant Certificate, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as it may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                 Upon the exercise of the Warrants, the issuance of certificate evidencing the shares of Common Stock or other securities, properties or rights underlying such Warrants shall be made forthwith (and in any event within fifteen (15) business days thereafter) without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions set forth below) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination. Upon each adjustment of the Exercise Price, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                 In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any
      reclassification   or  change  of  the  outstanding   Common  Stock),  the
      corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant certificate providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of Common Stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer.

         Such supplemental warrant certificate shall provide for adjustments which shall be identical to the adjustments provided herein. The provisions of this paragraph shall similarly apply to successive consolidations or mergers.

                 Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal offices of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                 The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be limited by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights as the case may be.

                 The Holder shall have registration rights with respect to the Shares issuable upon the exercise of this Warrant as set forth in that certain Registration Rights Agreement of even date herewith.

                 This Warrant shall be  redeemable  by the Company,  upon thirty
      (30) days written notice to the Holder, at a price of $0.10 per Warrant, if the closing price of the Common Stock as reported by Nasdaq (or, if the Common Stock is not quoted on Nasdaq, than as reported by the National Quotation Bureau) exceeds $9.00 for twenty consecutive trading days prior to the notice of redemption.

                 The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants.

                 Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                 (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                 (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

      then in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                 All notices, requests, consents and other communications hereunder shall be in writing and shall deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

           (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                 (b) If to the Company, to 300 Antone Rd., Sunland Park, NM, 88063 or to such other address as the Company may designate by notice to the Holders.

                 The  Company  and the  Holders  representing  a majority of the
      Shares  underlying  the  outstanding   warrants  may  from  time  to  time
      supplement or amend this Warrant Certificate.

                 All the covenants and provisions of this Warrant Certificate shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

                 This Warrant Certificate shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company and the Holders hereby agree that any action, proceeding or claim between them arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be serve upon the Company or Holders (at the option of the party bringing such action, proceedings or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to them at the address set forth above. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action, proceeding, appellate procedures and/or incurred in connection with the preparation therefor, including, but not limited to, reasonable attorney's fees.

                 This Warrant Certificate contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement or the modification or amendment is sought.

                 If any provision of this Warrant Certificate shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant Certificate.

                 Nothing in this Warrant Certificate shall be construed to give any person or corporation other than the Company and the registered Holder of this Warrant Certificate or the securities purchasable thereunder any legal or equitable right, remedy or claim under this Warrant Certificate; and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant Certificate or the securities purchasable thereunder.

                 The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.


           IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

      Dated as of February ____, 1998

      RTI INC.


      By:_________________________________
           Rick Bacchus, President

                                               ELECTION TO PURCHASE



           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock of RTI INC. and herewith tenders in payment for such securities a certified or official bank check payable to the order of RTI INC. in the amount of $ all in accordance with the terms hereof. The undersigned requests that each of the certificates evidencing such securities be registered in the name of
      whose address is                            and that such certificates be
delivered to                                      whose address is
                                                             .


           The undersigned hereby represents that they are exercising this Warrant solely for the account of the undersigned, for investment, not with the view of public distribution and not for the account of any other person or entity.

                                     Ded:            Signature:____________
(Signature must conform in all respects to the name of the Holder as specified in the face of the Warrant Certificate.)

                                     ID # of the Holder:

                                              ASSIGNMENT OF WARRANTS

                                 (To be  exercised by the  registered  holder if
                               such holder desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED                             hereby sells,
assigns and transfers unto
                                            (Please print name and address of
                                                 transferee)

this Warrant Certificate, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, and full power of substitution.

Dated:                                  Signature:
                             (Signature must conform in all respects to name
                              of Holder as specified on the face of the
                                 Warrant Certificate.)

                      (Insert Identifying Number of Holder